                                                                  Exhibit 11(a).
                                                                  --------------

               GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES
               -------------------------------------------------

                   COMPUTATION OF PRIMARY EARNINGS PER SHARE
                   -----------------------------------------
                                  (unaudited)


                                                             Nine Months Ended Sept. 30
                                                      --------------------------------------
                                                             1997                 1996
                                                      -----------------    -----------------
Net earnings                                               $318,718,000         $227,302,000
                                                      =================    =================

Weighted average number of common and common
  equivalent shares outstanding:
     Weighted average common shares outstanding             136,966,072          136,826,427
     Dilutive effect of stock options after
      application
       of treasury-stock method                               3,628,593            3,384,412
                                                      -----------------    -----------------
                                                            140,594,665          140,210,839
                                                      =================    =================

Earnings per share                                                $2.27                $1.62
                                                                  =====                =====
                                                            Three Months Ended Sept. 30
                                                      --------------------------------------
                                                             1997                 1996
                                                      -----------------    -----------------
Net earnings                                               $118,822,000         $ 85,518,000
                                                      =================    =================

Weighted average number of common and common
  equivalent shares outstanding:
     Weighted average common shares outstanding             136,073,863          137,329,239
     Dilutive effect of stock options after
      application
       of treasury-stock method                               4,374,252            3,476,424
                                                      -----------------    -----------------
                                                            140,448,115          140,805,663
                                                      =================    =================

Earnings per share                                                 $.85                 $.61
                                                                   ====                 ====